As filed with the Securities and Exchange Commission on October 26, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CRA International, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	04-2372210 (I.R.S. employer identification no.)

200 Clarendon Street, Boston, Massachusetts (Address of principal executive offices)	02116 (Zip code)

CRA International, Inc. Amended and Restated 2006 Equity Incentive Plan
(Full title of the plan)

Paul A. Maleh

CRA International, Inc.

200 Clarendon Street, T-33

Boston, Massachusetts  02116

(Name and address of agent for service)

(617) 425-3000

(Telephone number, including area code, of agent for service)

WITH COPIES TO:

Peter M. Rosenblum, Esq. Foley Hoag LLP 155 Seaport Boulevard Boston, Massachusetts 02210 (617) 832-1000	Jonathan D. Yellin, Esq. CRA International, Inc. 200 Clarendon Street, T-33 Boston, Massachusetts 02116 (617) 425-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
common stock, no par value	1,464,000 shares	(1)	$19.30	(2)	$28,255,200	$2,015
Total:	1,464,000 shares				$28,255,200	$2,015

(1)         Represents shares of common stock issuable upon exercise of the maximum number of shares that may become available for grant pursuant to the terms of the CRA International, Inc. Amended and Restated 2006 Equity Incentive Plan that are covered by this registration statement.

(2)         Calculated pursuant to Rules 457(c) and (h)(1) under the Securities Act of 1933, as amended, based on the average of the high and low sale prices of the common stock as reported on the Nasdaq Global Select Market on October 22, 2010.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note.

This registration statement relates, in part, to the registration of an additional 1,464,000 shares of common stock issuable pursuant to our Amended and Restated 2006 Equity Incentive Plan.  These shares are in addition to the 1,500,000 shares of common stock registered pursuant to the registration statement on Form S-8, File No. 333-133450, which we filed with the Securities and Exchange Commission on April 21, 2006, and the 210,000 shares of common stock registered pursuant to the registration statement on Form S-8, File No. 333- 164621, which we filed with the Securities and Exchange Commission on February 1, 2010.

The contents of our registration statements on Form S-8, File No. 333-133450 and Form S-8, File No. 333- 164621, are incorporated herein by reference.

Item 3.                                 Incorporation of Documents by Reference

The following documents, which we filed with the Securities and Exchange Commission, are incorporated by reference in this registration statement:

(a)              Our annual report on Form 10-K for the fiscal year ended November 28, 2009 filed on January 29, 2010;

(b)              Our quarterly report on Form 10-Q for the fiscal quarter ended February 19, 2010 filed on March 29, 2010;

(c)               Our quarterly report on Form 10-Q for the fiscal quarter ended May 14, 2010 filed on June 21, 2010;

(d)              Our quarterly report on Form 10-Q for the fiscal quarter ended September 3, 2010 filed on October 12, 2010;

(e)               Our current report on Form 8-K filed on March 1, 2010;

(f)                Our current report on Form 8-K filed on March 18, 2010 (other than Item 2.02 and Exhibits 99.1 and 99.2 therein);

(g)               Our current report on Form 8-K filed on May 4, 2010;

(h)              Our amended current report on Form 8-K/A filed on June 10, 2010;

(i)                  Our current report on Form 8-K filed on July 6, 2010;

(j)                 Our current report on Form 8-K filed on July 7, 2010;

(k)              Our current report on Form 8-K filed on September 30, 2010 (other than Item 2.02 and Exhibits 99.1 and 99.2 therein);

(l)                  Those portions of our definitive proxy statement for our annual meeting of stockholders held on April 30, 2010 filed on March 26, 2010 that are deemed filed with the SEC; and

(m)          The description of our common stock contained in our registration statement on Form 8-A filed on April 17, 1998 (File No. 000-24049).

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into, and to be a part of, this registration statement.

Item 4.                                 Description of Securities

Not Applicable.

Item 5.                                 Interest of Named Experts and Counsel

The validity of the securities we are registering is being passed upon by Foley Hoag LLP, Boston, Massachusetts.

Item 6.                                 Indemnification of Directors and Officers

Article VI.C. of our amended and restated articles of organization provides that a director shall not have personal liability to us or our stockholders for monetary damages arising out of the director’s breach of fiduciary duty as our director, to the maximum extent permitted by Massachusetts law.  Article VI.D. of our amended and restated articles of organization provides that we shall, to the fullest extent authorized by Massachusetts law, indemnify each person who is, or shall have been, one of our directors or officers or who is or was one of our directors or employees and is serving, or shall have served, at our request, as a director or officer of another organization or in any capacity with respect to any of our employee benefit plans, against all liabilities and expenses (including judgments, fines, penalties, amounts paid or to be paid in settlement, and reasonable attorneys’ fees) imposed upon or incurred by any such person in connection with, or arising out of, the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which they may be involved by reason of being or having been such a director or officer or as a result of service with respect to any such employee benefit plan.

Section 8.51 of Chapter 156D of the Massachusetts General Laws provides that a corporation may indemnify a director against liability if:

(1)                                 (i) he conducted himself in good faith; and

(ii) he reasonably believed that his conduct was in the best interests of the corporation or that his conduct was at least not opposed to the best interests of the corporation; and

(iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or

(2)                                 he engaged in conduct for which he shall not be liable under a provision of the corporation’s articles of organization authorized by Section 2.02(b)(4) of Chapter 156D of the Massachusetts General Laws.

Section 2.02(b)(4) of Chapter 156D of the Massachusetts General Laws provides that the articles of organization of a corporation may state a provision eliminating or limiting the personal liability of a director to a corporation for monetary damages for breach of fiduciary duty as a director, provided, however, that such provision shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for improper distributions to shareholders, or (d) for any transaction from which the director derived an improper personal benefit.

Section 8.52 of Chapter 156D of the Massachusetts General Laws requires a corporation to indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director against reasonable expenses incurred by him. Section 8.56 of Chapter 156D of the Massachusetts General Laws allows corporations to indemnify officers to the same or greater extent as directors.

The effect of these provisions would be to permit indemnification by us for, among other liabilities, liabilities arising out of the Securities Act of 1933, as amended.

Section 8.57 of Chapter 156D of the Massachusetts General Laws also affords a Massachusetts corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in those capacities. We have procured a directors and officers liability and company reimbursement liability insurance policy that (a) insures our directors and officers against losses (above a deductible amount) arising from certain claims made against them by reason of certain acts or omissions of such directors or officers in their capacity as directors or officers and (b) insures us against losses (above a deductible amount) arising from any such claims, but only if we are required or permitted to indemnify such directors or officers for such losses under statutory or common law or under provisions of our amended and restated articles of organization or amended and restated by-laws.

Item 7.                                 Exemption from Registration Claimed

Not Applicable.

Item 8.                                 Exhibits.

Exhibit Number	Description

4.1

Amended and Restated Articles of Organization (filed as Exhibit 3.2 to our registration statement on Form S-1, Registration No. 333-46941 filed on February 26, 1998, and incorporated herein by reference).

4.2	Articles of Amendment to our Articles of Organization (filed as Exhibit 99.1 to our current report on Form 8-K filed on May 11, 2005 and incorporated herein by reference).

4.3	Amended and Restated By-Laws, as amended (filed as Exhibit 3.2 to our current report on Form 8-K filed on June 20, 2007 and incorporated herein by reference).

4.4	Specimen certificate for our common stock (filed as Exhibit 4.4 to our registration statement on Form S-8, Registration No. 333-133450 filed on April 21, 2006, and incorporated herein by reference).

5.1	Legal Opinion of Foley Hoag LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Foley Hoag LLP (included in Exhibit 5.1).

24.1	Power of Attorney (contained on the signature page of this registration statement).

Item 9.                                 Undertakings

The undersigned registrant hereby undertakes to:

(a) (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, as of October 26, 2010.

CRA INTERNATIONAL, INC.

By:	/s/ Paul A. Maleh
Paul A. Maleh
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints Paul A. Maleh and Wayne D. Mackie, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this registration statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for him or her, or any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the indicated capacities as of October 26, 2010.

Signature	Title

/s/ Rowland T. Moriarty	Chairman of the Board
Rowland T. Moriarty

/s/ Paul A. Maleh	President, Chief Executive Officer and Director
Paul A. Maleh	(Principal Executive Officer)

/s/ Wayne D. Mackie	Executive Vice President, Treasurer and Chief Financial Officer
Wayne D. Mackie	(Principal Financial and Accounting Officer)

/s/ William F. Concannon	Director
William F. Concannon

/s/ Ronald T. Maheu	Director
Ronald T. Maheu

/s/ Thomas S. Robertson	Director
Thomas S. Robertson

/s/ Nancy L. Rose	Director
Nancy L. Rose

/s/ William T. Schleyer	Director
William T. Schleyer

EXHIBIT INDEX

Exhibit Number	Description

4.1

Amended and Restated Articles of Organization (filed as Exhibit 3.2 to our registration statement on Form S-1, Registration No. 333-46941 filed on February 26, 1998, and incorporated herein by reference).

4.2	Articles of Amendment to our Articles of Organization (filed as Exhibit 99.1 to our current report on Form 8-K filed on May 11, 2005 and incorporated herein by reference).

4.3	Amended and Restated By-Laws, as amended (filed as Exhibit 3.2 to our current report on Form 8-K filed on June 20, 2007 and incorporated herein by reference).

4.4	Specimen certificate for our common stock (filed as Exhibit 4.4 to our registration statement on Form S-8, Registration No. 333-133450 filed on April 21, 2006, and incorporated herein by reference).

5.1	Legal Opinion of Foley Hoag LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Foley Hoag LLP (included in Exhibit 5.1).

24.1	Power of Attorney (contained on the signature page of this registration statement).